Exhibit 99.1

To our Alliqua Shareholders:

I hope you have seen our recent exciting announcements that we believe drove the increase in our market capitalization and liquidity over the past couple of months. Based on the positive response to that news, we continue to be encouraged about the potential these transactions have to create longer-term value for our shareholders. On behalf of our Board of Directors, please allow me to explain in further detail.

First, on May 7, 2018, we announced the completion of an asset sale to Celularity Inc. of our property, assets and rights relating to Alliqua’s advanced biologic wound care business, UltraMist® Therapy System and other therapeutic ultrasound platform products. This transaction allowed Alliqua to strengthen our balance sheet and focus on maximizing the value of our remaining assets.

In early 2018, we retained HC Wainwright to run an extensive process to determine the best way to maximize the value of our remaining assets for the benefit of our shareholders. After reviewing proposals from close to 50 companies and evaluating 15 company management presentations, on October 11, 2018 we announced the signing of a merger agreement with Adynxx, Inc., a clinical stage pharmaceutical company developing a proprietary platform of non-opioid therapies for the treatment of pain. Adynxx was recently awarded a $5.7M grant by the National Institute on Drug Abuse (NIDA), part of the National Institutes of Health (NIH), to support the clinical development of the company’s lead product candidate, brivoligide for postoperative pain. Adynxx issued a press release announcing this grant award on December 13, 2018. Given Adynxx’s impressive stockholder base, world-class management team and exciting pipeline of product candidates to treat pain and inflammatory diseases, we believe that this merger could create tremendous value for our shareholders. We estimate this transaction will close in Q1 of 2019. Alliqua’s shareholders will continue to hold their shares in this new entity post-closing of the transaction.

As we announced on November 28, 2018, prior to closing the merger with Adynxx, Alliqua intends to spin off its contract-manufacturing subsidiary Aquamed Technologies, and merge the business with TO Pharmaceuticals to establish a clinical-stage pharmaceutical company focused on commercializing cannabinoid-based therapies. Potential applications for these therapies include FDA regulated clinical indications and select over-the-counter (OTC) consumer wellness markets. The recently passed Farm Bill will clearly enhance the resulting company’s ability to use hemp-based CBD (cannabidiol) for the OTC portfolio. The new company, TO Pharma, is expected to trade on Nasdaq and we estimate the transaction will close in Q1 of 2019. If this transaction closes as planned, Alliqua shareholders will be issued new equity in TO Pharma, allowing them to participate in this fast growth market of FDA approved cannabis-based therapies.

Finally, after satisfying transaction expenses related to the Adynxx and TO Pharma mergers and all of our other financial commitments, we intend to pay a special dividend to shareholders in the range of $1.00 to $1.20 per share. We anticipate the record date will be just prior to the close of the Adynxx merger and the dividend will be paid within 30 days following the close of the transaction. Taking into account both merger transactions, our intent continues to be to return all of the unused capital back to shareholders. Given the time that it has taken to evaluate and execute two separate transactions, the projected cash dividend is slightly lower than our original projection at the time of the asset sale to Celularity in May of 2018. Considering the combined value of two merger transactions and the cash dividend, we believe we have maximized our working capital to provide meaningful value for our shareholders in multiple ways.

Yes, we have been busy at Alliqua with one goal in mind: maximizing shareholder value. As an Alliqua shareholder, if both transactions close as planned, you will have equity in two exciting companies and of course will be entitled to receive the intended cash dividend.

Thanks for your interest in Alliqua Biomedical.

Dave Johnson

CEO

Alliqua Biomedical

Safe Harbor Statements

Additional Information about the Adynxx Merger and Where to Find It

In connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Embark Merger Sub Inc. will merge with and into Adynxx. Inc. (“Adynxx”), with Adynxx becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”), the Company intends to file relevant materials with the SEC, including a definitive proxy statement for its stockholders containing the information with respect to the Merger and the Merger Agreement specified in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger. The preliminary proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Alliqua BioMedical, Inc., 2150 Cabot Boulevard West, Suite B, Langhorne, Pennsylvania 19047. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in Solicitation

The Company and its directors and executive officers and Adynxx and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the proxy statement for the Company’s 2018 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov and from the Company at the address described above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “future,” or “continue” and other similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements regarding the structure, timing and completion of our proposed merger with Adynxx; statements regarding the structure, timing and completion of our proposed merger with TO Pharmaceuticals; our expectations regarding the capitalization, resources and ownership structure of the Alliqua and TO Pharma following the transactions; our expectations regarding our and TO Pharma’s ability to trade on the Nasdaq Capital Market; the executive officer and board structure of the each organization; and the expectations regarding voting by Alliqua and Adynxx stockholders. Alliqua, AquaMed, TO Pharmaceuticals and/or Adynxx may not actually achieve the proposed mergers, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. These statements are also subject to a number of material risks and uncertainties that are described in Alliqua BioMedical, Inc.’s preliminary proxy statement, filed with the Securities and Exchange Commission on November 26, 2018. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.